                                                                    Exhibit 99.7

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                   RIGHTS SUBSCRIPTION CERTIFICATES ISSUED BY
                         BLUE RIDGE REAL ESTATE COMPANY
                                       AND
                             BIG BOULDER CORPORATION

            This form, or one substantially equivalent hereto, must be used to exercise non-transferable subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering") described in the Prospectus dated ________, 2005 (the "Prospectus") of Blue Ridge Real Estate Company and Big Boulder Corporation, Pennsylvania corporations (collectively, the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on May 9, 2005, unless such time is extended, as may be determined by the Company as described in the Prospectus (as it may be extended, the "Expiration Time"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See "The Rights Offering -- Basic Subscription Privilege" in the Prospectus. Payment of the Subscription Price of $38.00 per share for each share of the Company's common stock, without par value, subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering -- Exercise of Subscription Rights" in the Prospectus at or prior to Expiration Time even if the Rights Subscription Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering -- Guaranteed Delivery Procedures" in the Prospectus.

            The Subscription Agent is HSBC Bank USA, National Association

If by Mail:                                  If by Hand or Overnight Courier:

      One Hanson Place, Lower Level                One Hanson Place, Lower Level
      Brooklyn, NY 11243                           Brooklyn, NY 11243

                             Facsimile Transmission:
                                 (718) 488-4488

                       Telephone Number for Confirmation:
                                 (800) 662-9844

    DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE
                      DOES NOT CONSTITUTE A VALID DELIVERY.

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                                                                    Exhibit 99.7

      Questions may be answered by, and additional copies of relevant documents may be obtained by contacting HSBC Bank USA, National Association, our Subscription Agent at (800) 662-9844.

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                                                                    Exhibit 99.7

Ladies and Gentlemen:

      The undersigned hereby represents that the undersigned is the holder of Rights Subscription Certificate(s) representing ___________ Rights and that such Rights Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on May 9, 2005 (the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for share(s) of the Company's common stock with respect to each of the Rights represented by such Rights Subscription Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of the Company's common stock that are not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege (the "Excess Shares") are available therefor, for an aggregate of up to __________ Excess Shares, subject to availability and pro ration.

      The undersigned understands that payment of the Subscription Price of $38.00 per share for each share of the Company's common stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege is payable in cash and must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $ ____________, either (check appropriate box):

      [ ]  is being delivered to the Subscription Agent herewith; or

      [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

      [ ]  Wire transfer of funds

                Name of transferor institution: ________________________________

                Date of transfer: ______________________________________________

                Confirmation number (if available): ____________________________

      [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to

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                                                                    Exhibit 99.7

           ensure that such  payment clears by such date.)

      [ ]  Certified check

      [ ]  Bank draft (cashier's check)

      [ ]  Money order

                Name of maker: _________________________________________________

                Date of check, draft or money order: ___________________________

                Check, draft or money order number: ____________________________

                Bank or other institution on which check is drawn or issuer of money order: ___________________________________________________

________________________________________________________________________________
Signature(s)

Name(s)
________________________________________________________
(PLEASE TYPE OR PRINT)
ADDRESS
__________________________
________________________________________________________
________________________________________________________
________________________________________________________

Area Code and Tel. No.(s)
________________________________________________________
Rights Subscription Certificates No(s). (if available)

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                                                                    Exhibit 99.7

                              GUARANTEE OF DELIVERY
               (NOT TO BE USED FOR RIGHTS SUBSCRIPTION CERTIFICATE
                              SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:
________________________________________________________

________________________________________________________________________________
(Address)                                       (Name of Firm)

________________________________________________________________________________
(Area Code and Telephone Number)                (Authorized Signature and title)

      The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Subscription Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Blue Ridge Real Estate Company and Big Boulder Corporation, dated _________, 2005. Failure to do so could result in a financial loss to such institution.